Exhibit 99.1

EARNINGS RELEASE
PR Contact: Laurie Schalow
(949) 524-4035
MediaRelations@chipotle.com

IR Contact: Cindy Olsen, CFA
(949) 524-4205
cindy.olsen@chipotle.com

Chipotle ANNOUNCES SECOND QUARTER 2022 RESULTS

operating income increases 37.5% and COMPARABLE restaurant SALES increase 10.1% as margins expand

NEWPORT BEACH, Calf. – July 26, 2022 – Chipotle Mexican Grill, Inc. (NYSE: CMG) today reported financial results for its second quarter ended June  30, 2022.

Second quarter highlights, year over year:

•	Total revenue increased 17.0% to $2.2 billion
•	Comparable restaurant sales increased 10.1%
•	In-restaurant sales increased 35.9%, while digital sales[1] represented 39.0% of food and beverage revenue
•	Operating margin was 15.3%, an increase from 13.0%
•	Restaurant level operating margin was 25.2% [2], an increase of 70 basis points
•

Diluted earnings per share was $9.25,  a  40.2% increase from $6.60. Adjusted diluted earnings per share, which excluded a $0.05 after-tax impact from expenses related to certain legal proceedings, expenses related to the 2018 performance share COVID-19 related modification, corporate restructuring costs, restaurant asset impairment and closure costs, offset by an unrealized gain on investments was $9.30, a 24.7% increase from $7.46 [2]

•	Opened 42 new restaurants with 32 locations including a Chipotlane

“We are pleased with our second quarter performance during a period of inflation and consumer uncertainty,” said Brian Niccol, Chairman and CEO, Chipotle. “Our pricing power and value proposition remain strong as our culinary and food with integrity commitment continues to be a key point of differentiation.”

Results for the three months ended June 30, 2022:

Total revenue in the second quarter was $2.2 billion, an increase of 17.0% compared to the second quarter of 2021. The increase in total revenue was driven by a 10.1% increase in comparable restaurant sales and new restaurant openings. Our in-restaurant sales increased 35.9% in the three months ended June 30, 2022, as compared to the three months ended June 30, 2021, while digital sales represented 39.0% of total food and beverage revenue.

We opened 42 new restaurants during the second quarter with 32 locations including a Chipotlane. These formats continue to perform very well and are helping enhance guest access and convenience, as well as increase new restaurant sales, margins, and returns.

Food, beverage and packaging costs in the second quarter remained flat at  30.4% of total revenue compared to the second quarter of 2021.  In the second quarter of 2022 the benefit of menu price increases was offset by inflation across the menu primarily due to higher costs for avocados, packaging,  dairy, beef and chicken.

Restaurant level operating margin was 25.2%, an increase from 24.5% in the second quarter of 2021. The increase was primarily due to the benefit of menu price increases and, to a lesser extent, lower delivery fees associated with a  lower volume of delivery transactions, partially offset by higher food costs and increases in hourly wages.

1 Refer to definition of digital sales below. We updated the definition of digital sales in the first quarter of 2022 to include revenue deferrals related to Chipotle Rewards. We made this change to allow for a reconciliation to total food and beverage revenue as we now present In-restaurant sales.

2 Restaurant level operating margin, adjusted diluted earnings per share,  adjusted net income, non-GAAP general and administrative expenses, and non-GAAP effective income tax rate are non-GAAP financial measures. Reconciliations to GAAP measures and further information are set forth in the table at the end of this press release.

General and administrative expenses for the second quarter were $140.8 million on a GAAP basis, or $130.4 million2 on a non-GAAP basis, excluding $6.8 million of certain legal proceedings, $2.8 million for a COVID-19 related modification to our 2018 performance shares made in December 2020,  and $0.9 million related to transformation expenses. GAAP and non-GAAP general and administrative expenses for the second quarter of 2022 also include $105.8 million of underlying general and administrative expenses,  and $25.0 million of non-cash stock compensation.

The GAAP effective income tax rate was 25.3% for the second quarter, which increased from 23.7% in the second quarter of 2021, primarily due to a decrease in tax benefits related to option exercises and equity vesting.

Net income for the second quarter was $259.9 million, or $9.25 per diluted share, an increase from $188.0 million, or $6.60 per diluted share, in the second quarter of 2021. Excluding the after-tax impact of expenses related to certain legal proceedings, modification expenses related to our 2018 performance shares, corporate restructuring, restaurant asset impairment and closure costs, offset by an unrealized gain on investments, adjusted net income was $261.2 million2 and adjusted diluted earnings per share was  $9.302.

During the second quarter, our Board of Directors approved the investment of up to an additional $300 million, exclusive of commissions, to repurchase shares of our common stock, subject to market conditions. Including this repurchase authorization, $319.7 million was available as of June  30, 2022. The repurchase authorization may be modified, suspended, or discontinued at any time. We repurchased $261.1 million of stock at an average price per share of $1,350 during the second quarter.

More information will be available in our Quarterly Report on Form 10-Q, which will be filed with the SEC by the end of July.

Outlook

For 2022, management is anticipating the following:

•	Third quarter comparable restaurant sales growth, including planned price increases in August, in the mid to high-single digits.
•	Between 235 to 250 new restaurant openings (including 10 to 15 relocations to add a Chipotlane), which assumes construction, permit and material supply delays don’t worsen
•	An estimated underlying effective full year tax rate between 25% and 27% before discrete items

Definitions

The following definitions apply to these terms as used throughout this release:

•

Comparable restaurant sales, or sales comps, and comparable restaurant transactions, represent the change in period-over-period total revenue or transactions for restaurants in operation for at least 13 full calendar months.

•	Average restaurant sales refer to the average trailing 12-month food and beverage revenue for restaurants in operation for at least 12 full calendar months.
•	Restaurant level operating margin represents total revenue less direct restaurant operating costs, expressed as a percent of total revenue.
•

Digital sales represent food and beverage revenue generated through the Chipotle website, Chipotle app or third-party delivery aggregators. Digital sales includes revenue deferrals associated with Chipotle Rewards.

•	In-restaurant sales represent food and beverage revenue generated on-premise. In-restaurant sales includes revenue deferrals associated with Chipotle Rewards.

2 Restaurant level operating margin, adjusted diluted earnings per share, adjusted net income, non-GAAP general and administrative expenses, and non-GAAP effective income tax rate are non-GAAP financial measures. Reconciliations to GAAP measures and further information are set forth in the table at the end of this press release.

Conference Call Details

Chipotle will host a conference call on Tuesday,  July 26, 2022, at 4:30 PM Eastern time to discuss second quarter 2022 financial results as well as provide a business update for the third quarter 2022.

The conference call can be accessed live over the phone by dialing 1-888-317-6003, or for international callers by dialing 1-412-317-6061, and use code: 8631266. The call will be webcast live from the company's website on the investor relations page at ir.chipotle.com/events. An archived webcast will be available approximately one hour after the end of the call.

About Chipotle

Chipotle Mexican Grill, Inc. (NYSE: CMG) is cultivating a better world by serving responsibly sourced, classically-cooked, real food with wholesome ingredients without artificial colors, flavors or preservatives. Chipotle had over 3,000 restaurants as of June  30, 2022, in the United States, Canada, the United Kingdom, France and Germany and is the only restaurant company of its size that owns and operates all its restaurants. Chipotle is ranked on the Fortune 500 and is recognized on the 2022 list for Fortune’s Most Admired Companies. With over 100,000 employees passionate about providing a great guest experience, Chipotle is a longtime leader and innovator in the food industry. Chipotle is committed to making its food more accessible to everyone while continuing to be a brand with a demonstrated purpose as it leads the way in digital, technology and sustainable business practices. For more information or to place an order online, visit WWW.CHIPOTLE.COM.

Forward-Looking Statements

Certain statements in this press release and in the July 26, 2022 conference call are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including statements about our goals for number of future Chipotle restaurants, restaurants with Chipotlanes and rate of expansion, future comparable restaurant sales, future estimated tax rates, future cash flow, and future long-term prospects. We use words such as “anticipate”, “believe”, “could”, “should”, “may”, “approximately”, “estimate”, “expect”, “potential”, “intend”, “project”, “encouraged”, “target”, and similar terms and phrases, including references to assumptions, to identify forward-looking statements. The forward-looking statements in this press release are based on currently available operating, financial and competitive information available to us as of the date of this release and we assume no obligation to update these forward-looking statements. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the statements, including but not limited to: uncertainty regarding the duration and severity of the ongoing COVID-19 pandemic, the resurgence of COVID-19 infections, the circulation of novel  variants of COVID-19 and its ultimate impact on our business, including supply chain disruptions and difficulties in acquiring restaurant equipment, impact on guest traffic, restaurant sales and operating costs and the ability of our third-party suppliers and business partners to fulfill their responsibilities and commitments; increasing wage inflation and the competitive labor market, which impacts our ability to attract and retain qualified employees and has resulted in occasional staffing shortages; the impact of any union organizing efforts and our responses to such efforts; increasing supply costs (including beef, avocados and packaging);  risks of food safety incidents and food-borne illnesses; risks associated with our reliance on certain information technology systems and potential material failures or interruptions; privacy and cyber security risks related to our acceptance of electronic payments or electronic processing of confidential customer or employee information, including through our digital app; the impact of competition, including from sources outside the restaurant industry; the financial impact of increasing our average hourly wages; the impact of federal, state or local government regulations relating to our employees, employment practices, restaurant design and construction, and the sale of food or alcoholic beverages; our ability to achieve our planned growth, such as the availability of suitable new restaurant sites and the availability of construction materials and contractors; increases in ingredient and other operating costs due to our Food With Integrity philosophy, tariffs or trade restrictions and supply shortages; the uncertainty of our ability to achieve expected levels of comparable restaurant sales due to factors such as changes in consumers' perceptions of our brand, including as a result of actual or rumored food safety concerns or other negative publicity, decreased overall consumer spending (including as a result of the increase in inflation and higher gas prices), or the inability to increase menu prices or realize the benefits of menu price increases; risks associated with our increased focus on our digital business, including risks arising from our reliance on third party delivery services; risks relating to litigation, including possible governmental actions related to food safety incidents and potential class action litigation regarding employment laws, advertising claims or other matters; and other risk factors described from time to time in our SEC reports, including our annual report on Form 10-K and quarterly reports on Form 10-Q, all of which are available on the investor relations page of our website at ir.Chipotle.com.

 CHIPOTLE MEXICAN GRILL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share data)

(unaudited)

	Three months ended June 30,
	2022		2021
Food and beverage revenue	$2,192,802	99.1%	$1,869,365	98.8%
Delivery service revenue	20,537	0.9	23,173	1.2
Total revenue	2,213,339	100.0	1,892,538	100.0
Restaurant operating costs (exclusive of depreciation and amortization shown separately below):
Food, beverage and packaging	673,928	30.4	574,478	30.4
Labor	549,926	24.8	464,506	24.5
Occupancy	113,919	5.1	103,430	5.5
Other operating costs	317,481	14.3	287,242	15.2
General and administrative expenses	140,820	6.4	146,044	7.7
Depreciation and amortization	69,733	3.2	62,082	3.3
Pre-opening costs	5,253	0.2	4,965	0.3
Impairment, closure costs, and asset disposals	4,681	0.2	4,266	0.2
Total operating expenses	1,875,741	84.7	1,647,013	87.0
Income from operations	337,598	15.3	245,525	13.0
Interest and other income (expense), net	10,572	0.5	851	-
Income before income taxes	348,170	15.7	246,376	13.0
Provision for income taxes	(88,228)	(4.0)	(58,402)	(3.1)
Net income	$259,942	11.7%	$187,974	9.9%
Earnings per share:
Basic	$9.32		$6.68
Diluted	$9.25		$6.60
Weighted-average common shares outstanding:
Basic	27,905		28,134
Diluted	28,092		28,501

CHIPOTLE MEXICAN GRILL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share data)

(unaudited)

	Six months ended June 30,
	2022		2021
Food and beverage revenue	$4,191,758	99.0%	$3,585,355	98.7%
Delivery service revenue	42,120	1.0	48,758	1.3
Total revenue	4,233,878	100.0	3,634,113	100.0
Restaurant operating costs (exclusive of depreciation and amortization shown separately below):
Food, beverage and packaging	1,300,854	30.7	1,097,149	30.2
Labor	1,081,866	25.6	898,175	24.7
Occupancy	225,951	5.3	205,199	5.6
Other operating costs	648,176	15.3	581,952	16.0
General and administrative expenses	288,222	6.8	301,147	8.3
Depreciation and amortization	141,398	3.3	125,204	3.4
Pre-opening costs	10,601	0.3	8,386	0.2
Impairment, closure costs, and asset disposals	8,991	0.2	9,934	0.3
Total operating expenses	3,706,059	87.5	3,227,146	88.8
Income from operations	527,819	12.5	406,967	11.2
Interest and other income (expense), net	10,359	0.2	(1,317)	(0.0)
Income before income taxes	538,178	12.7	405,650	11.2
Provision for income taxes	(119,942)	(2.8)	(90,575)	(2.5)
Net income	$418,236	9.9%	$315,075	8.7%
Earnings per share:
Basic	$14.95		$11.20
Diluted	$14.83		$11.04
Weighted-average common shares outstanding:
Basic	27,974		28,130
Diluted	28,196		28,542

CHIPOTLE MEXICAN GRILL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	June 30,	December 31,
	2022	2021
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$520,933	$815,374
Accounts receivable, net	83,636	99,599
Inventory	29,456	32,826
Prepaid expenses and other current assets	73,716	78,756
Income tax receivable	97,874	94,064
Investments	240,684	260,945
Total current assets	1,046,299	1,381,564
Leasehold improvements, property and equipment, net	1,813,348	1,769,278
Long-term investments	359,911	274,311
Restricted cash	30,895	30,856
Operating lease assets	3,209,934	3,118,294
Other assets	63,010	56,716
Goodwill	21,939	21,939
Total assets	$6,545,336	$6,652,958
Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$158,581	$163,161
Accrued payroll and benefits	161,052	162,405
Accrued liabilities	148,614	173,052
Unearned revenue	132,446	156,351
Current operating lease liabilities	230,930	218,713
Total current liabilities	831,623	873,682
Long-term operating lease liabilities	3,393,423	3,301,601
Deferred income tax liabilities	126,239	141,765
Other liabilities	39,852	38,536
Total liabilities	4,391,137	4,355,584
Shareholders' equity:
Preferred stock, $0.01 par value, 600,000 shares authorized, no shares issued as of June 30, 2022 and December 31, 2021, respectively	-	-
Common stock, $0.01 par value, 230,000 shares authorized, 37,284 and 37,132 shares issued as of June 30, 2022 and December 31, 2021, respectively	373	371
Additional paid-in capital	1,782,303	1,729,312
Treasury stock, at cost, 9,480 and 9,052 common shares as of June 30, 2022 and December 31, 2021, respectively	(3,969,221)	(3,356,102)
Accumulated other comprehensive loss	(6,639)	(5,354)
Retained earnings	4,347,383	3,929,147
Total shareholders' equity	2,154,199	2,297,374
Total liabilities and shareholders' equity	$6,545,336	$6,652,958

CHIPOTLE MEXICAN GRILL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six months ended
	June 30,
	2022	2021
Operating activities
Net income	$418,236	$315,075
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	141,398	125,204
Deferred income tax provision	(15,537)	(15,884)
Impairment, closure costs, and asset disposals	8,851	8,235
Provision for credit losses	(876)	(220)
Stock-based compensation expense	52,221	102,680
Other	(11,909)	2,467
Changes in operating assets and liabilities:
Accounts receivable	12,353	37,286
Inventory	3,320	1,309
Prepaid expenses and other current assets	948	(18,186)
Operating lease assets	112,505	105,485
Other assets	(3,014)	117
Accounts payable	(2,972)	12,525
Accrued payroll and benefits	(583)	21,068
Accrued liabilities	(22,293)	(20,102)
Unearned revenue	(20,062)	(11,487)
Income tax payable/receivable	(3,832)	(1,851)
Operating lease liabilities	(100,024)	(101,818)
Other long-term liabilities	958	955
Net cash provided by operating activities	569,688	562,858
Investing activities
Purchases of leasehold improvements, property and equipment	(196,495)	(212,123)
Purchases of investments	(195,242)	(190,920)
Maturities of investments	142,540	162,045
Proceeds from sale of equipment	-	2,885
Net cash used in investing activities	(249,197)	(238,113)
Financing activities
Acquisition of treasury stock	(521,910)	(203,151)
Tax withholding on stock-based compensation awards	(91,905)	(58,860)
Other financing activities	(588)	(2,208)
Net cash used in financing activities	(614,403)	(264,219)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(490)	(216)
Net change in cash, cash equivalents, and restricted cash	(294,402)	60,310
Cash, cash equivalents, and restricted cash at beginning of period	846,230	635,836
Cash, cash equivalents, and restricted cash at end of period	$551,828	$696,146
Supplemental disclosures of cash flow information
Income taxes paid	$139,177	$108,247
Purchases of leasehold improvements, property, and equipment accrued in accounts payable and accrued liabilities	$61,072	$50,403
Acquisition of treasury stock accrued in accounts payable and accrued liabilities	$6,999	$3,372

CHIPOTLE MEXICAN GRILL, INC.

SUPPLEMENTAL FINANCIAL AND OTHER DATA

(dollars in thousands)

(unaudited)

	For the three months ended
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
	2022	2022	2021	2021	2021
Number of restaurants opened	42	51	78	41	56
Restaurant closures	(1)	(1)	-	-	(5)
Restaurant relocations	(3)	(2)	(4)	(2)	(1)
Number of restaurants at end of period	3,052	3,014	2,966	2,892	2,853
Average restaurant sales	$2,747	$2,684	$2,641	$2,554	$2,466
Average restaurant sales, excluding delivery MPD(1)	$2,657	$2,598	$2,562	$2,479	$2,405
Comparable restaurant sales increase	10.1%	9.0%	15.2%	15.1%	31.2%

(1) Average restaurant sales, excluding delivery menu price differential ("MPD") represents average restaurant sales, as defined above, adjusted to remove the differential of delivery menu prices. This is intended to illustrate our underlying food and beverage sales per restaurant.

CHIPOTLE MEXICAN GRILL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

The following tables provide a reconciliation of non-GAAP financial measures presented in the text above to the most directly comparable financial measures calculated and presented in accordance with GAAP.

Adjusted net income is net income excluding expenses related to restaurant asset impairment, corporate restructuring, legal proceedings, stock-based compensation modification expense, unrealized gains on equity investments, and certain other costs. Adjusted general and administrative expense is general and administrative expense excluding transformation expenses, legal proceedings, stock-based compensation modification expense, and certain other costs. The adjusted effective income tax rate is the effective income tax rate adjusted to reflect the after tax impact of non-GAAP adjustments. Restaurant Level Operating Margin, a non-GAAP financial measure, is equal to the revenues generated by our restaurants less their direct operating costs which consist of food, beverage and packaging, labor, occupancy and other operating costs. This performance measure primarily includes the costs that restaurant level managers can directly control and excludes other costs that are essential to conduct our business. Management uses restaurant level operating margin as a measure of restaurant performance. Management believes restaurant level operating margin is useful to investors in that it highlights trends in our core business that may not otherwise be apparent to investors when relying solely on GAAP financial measures. We present these non-GAAP measures in order to facilitate meaningful evaluation of our operating performance across periods. These adjustments are intended to provide greater transparency of underlying performance and to allow investors to evaluate our business on the same basis as our management, which uses these non-GAAP measures in evaluating the company’s performance. Our adjusted net income, adjusted diluted earnings per share, adjusted general and administrative expenses, adjusted effective income tax rate and restaurant level operating margin measures may not be comparable to other companies’ adjusted measures. These adjustments are not necessarily indicative of what our actual financial performance would have been during the periods presented and should be viewed in addition to, and not as an alternative to, our results prepared in accordance with GAAP. Further details regarding these adjustments are included in the tables below.

CHIPOTLE MEXICAN GRILL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Adjusted Net Income and Adjusted Diluted Earnings per Share

(in thousands, except per share amounts)

(unaudited)

	Three months ended
	June 30,
	2022	2021
Net income	$259,942	$187,974
Non-GAAP adjustments:
Restaurant costs:
Operating lease asset impairment and other restaurant costs(1)	309	115
Duplicate rent expense(2)	-	51
Corporate Restructuring:
Duplicate rent expense(2)	856	1,070
Employee related restructuring costs(3)	-	129
Legal proceedings(4)	6,798	2,092
Stock-based compensation modification expense(5)	2,770	23,473
Unrealized gain on equity investments(6)	(10,410)	-
Other adjustments(7)	-	850
Total non-GAAP adjustments	$323	$27,780
Tax effect of non-GAAP adjustments above(8)	920	(3,002)
After tax impact of non-GAAP adjustments	$1,243	$24,778
Adjusted net income	$261,185	$212,752

Diluted weighted-average number of common shares outstanding	28,092	28,501
Diluted earnings per share	$9.25	$6.60
Adjusted diluted earnings per share	$9.30	$7.46

(1) Operating lease asset impairment charges and other expenses for restaurants due to closures, relocations, or underperformance.
(2) Duplicate rent expense for the corporate headquarter relocation and office consolidation announced in May 2018 and rent expense for closed restaurants announced in June 2018.
(3) Costs for recruitment, relocation costs, third party and other employee-related costs.
(4) Charges relate to estimated settlements for distinct legal matters that exceeded or are expected to exceed typical costs for these types of legal proceedings.
(5) Charges for a COVID-19 related modification made in December 2020 to our 2018 performance shares.

(6) Unrealized gain on equity investments based on a subsequent investment by an unrelated party in one of our investees, which subsequent investment represents an observable price change in an orderly transaction for a similar investment of the same issuer.

(7) For the three months ended June 30, 2021, other adjustments consist of asset impairment charges for equipment related to a discontinued restaurant initiative, and certain corporate equipment.
(8) Adjustments relate to the tax effect of non-GAAP adjustments, which were determined based on the nature of the underlying non-GAAP adjustments and their relevant jurisdictional tax rates.

CHIPOTLE MEXICAN GRILL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Adjusted General and Administrative Expenses

(in thousands)

(unaudited)

	Three months ended
	June 30,
	2022	2021
General and administrative expenses	$140,820	$146,044
Non-GAAP adjustments:
Transformation expenses(1)	(856)	(1,250)
Legal proceedings(2)	(6,798)	(23,473)
Stock-based compensation modification expense(3)	(2,770)	(2,092)
Total non-GAAP adjustments	$(10,424)	$(26,815)
Adjusted general and administrative expenses	$130,396	$119,229

(1) Duplicate rent expense for office and restaurant closures announced in June 2018 due to the corporate restructuring and underperformance of $856 and $1,121 for the three months ended June 30, 2022 and 2021, respectively; and employee related restructuring costs of $0 and $129 for the three months ended June 30, 2022 and 2021, respectively.

(2) Charges related to estimated settlements for distinct legal matters that exceeded or are expected to exceed typical costs for these types of legal proceedings.
(3) Charges for a COVID-19 related modification made in December 2020 to our 2018 performance shares.

CHIPOTLE MEXICAN GRILL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Adjusted Effective Income Tax Rate

(unaudited)

	Three months ended
	June 30,
	2022	2021
Effective income tax rate	25.3%	23.7%
Tax impact of non-GAAP adjustments(1)	(0.2)	(1.3)
Adjusted effective income tax rate	25.1%	22.4%

(1) Adjustments relate to the tax effect of non-GAAP adjustments, which were determined based on the nature of the underlying non-GAAP adjustments and their relevant jurisdictional tax rates.

CHIPOTLE MEXICAN GRILL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Restaurant Level Operating Margin

(in thousands)

(unaudited)

	Three months ended June 30,
	2022	Percent of total revenue	2021	Percent of total revenue
Income from operations	$337,598	15.3%	$245,525	13.0%
Non-GAAP Adjustments:
General and administrative expenses	140,820	6.4	146,044	7.7
Depreciation and amortization	69,733	3.2	62,082	3.3
Pre-opening costs	5,253	0.2	4,965	0.3
Impairment, closure costs, and asset disposals	4,681	0.2	4,266	0.2
Total non-GAAP Adjustments	$220,487	10.0%	$217,357	11.5%
Restaurant level operating margin	$558,085	25.2%	$462,882	24.5%